UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1831 Lefthand Circle, Suite C, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 340-4949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01

Other Events.

On September 29, 2017, Lightwave Logic, Inc. (“Lightwave”) posted to its website the presentation given by Lightwave’s Chief Executive Officer, Dr. Michael Lebby, PhD, on September 26, 2017 at the PIC Conference at the High Technology Campus, Eindhoven, the Netherlands. His presentation focused on the explosive growth of integrated photonics both in data centers, telecom networks as well as non-communications applications and highlighted the tremendous market opportunity that lies ahead for both new polymer-based PIC technologies, as well as incumbent technologies such as Indium Phosphide (InP), and platforms such as Silicon Photonics. Dr. Lebby also discussed Lightwave’s latest results in polymer based PIC technology, and specifically, Lightwave’s advancement of its Mach-Zehnder ridge waveguide modulator designs for 25Gbps and 50Gbps using Polymer PIC platform (P2IC™) technology, and the value and scalability of polymer-based PIC technology that it will bring to user’s cost-effective devices to address 400Gbps data rate applications. Lightwave’s website is located at www.lightwavelogic.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: September 29, 2017